Exhibit 99.1

Contacts: James E. Braun, Chief Financial Officer MRC Global Inc. Jim.Braun@mrcpvf.com 832-308-2845

FOR IMMEDIATE RELEASE	Ken Dennard, Managing Partner Dennard Rupp Gray & Lascar, LLC ksdennard@drg-l.com 713-529-6600

MRC GLOBAL INC. ANNOUNCES THIRD QUARTER

2012 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – SEPTEMBER 20, 2012 — MRC Global Inc. (NYSE:MRC) announced today that it will release its third quarter 2012 results on Thursday, November 1, 2012 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, November 2, 2012 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Third Quarter 2012 Earnings Conference Call

When:	Friday, November 2, 2012 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone — By dialing 480-629-9835 and asking for the MRC Global call at least 10 minutes prior to the start time, or Live over the Internet — By logging onto the web at the address below

Where:	http://www.mrcpvf.com

For those who cannot listen to the live call, a replay will be available through November 16, 2012 and may be accessed by dialing (303) 590-3030 and using pass code 4566244#. Also, an archive of the webcast will be available shortly after the call at www.mrcpvf.com for 90 days.

About MRC Global Inc. – Global Supplier of Choice®

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information on MRC can be found on our website at www.mrcpvf.com.

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